EXHIBIT 99.1

Contact: Debbie Nalchajian-Cohen

559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS

EARNINGS RESULTS FOR FIRST QUARTER 2007

CLOVIS, CALIFORNIA…April 11, 2007… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $1,452,000, or $0.23 per diluted share, for the first quarter ended March 31, 2007, compared to $1,430,000, or $0.22 per diluted share for the same period of 2006, representing a 4.5% increase in diluted earnings per share on a period over period basis.

Return on average equity for the first quarter of 2007 was 11.55%, compared to 13.40% for the same period in 2006.  Return on average assets was 1.23% for the first quarter of 2007, compared to 1.22% for the same period in 2006.

The Company’s net interest margin (fully tax equivalent basis) was 5.66% for the first quarter of 2007, compared to 5.74% for the same period in 2006.  The decrease in net interest margin is principally due to an increase in the Company’s cost of funds.  In comparing the two periods, the effective yield on total earning assets increased 43 basis points while the cost of total interest bearing liabilities increased 85 basis points and the cost of total deposits increased 55 basis points.  The Company has less exposure than many lenders to such interest expense increases, as 33.1% of its average deposits are non-interest bearing.  Net interest income for the first quarter of 2007 of $5,968,000 was consistent with the $5,965,000 for the same period in 2006.

Total average assets for the first quarter of 2007 were $473,733,000 compared to $468,689,000 for the same period in 2006.  Total average loans were $317,522,000 for the first quarter of 2007, a 7.3% increase, compared to $295,964,000 for the same period in 2006. Total average investments decreased from $131,362,000 for the first quarter of 2006 to $113,033,000 for the first quarter of 2007 as sales, maturities and calls in the portfolio provided funding for loan growth and to reduce short-term borrowings. Total average deposits decreased 0. 9% to $413,839,000 for the first quarter of 2007 compared to $417,555,000 for the first quarter of 2006.  The slight decrease in average deposits is due to a $7,804,000 decrease in interest bearing deposits offset by a $4,088,000 increase in non-interest bearing deposits.

Total assets were $472,211,000 at March 31, 2007, a decrease of 5.6% compared to $500,059,000 at December 31, 2006.  Total loans were $323,594,000 at March 31, 2007, an increase of 1.5% compared to $318,853,000 at December 31, 2006.  Total deposits were $413,750,000 at March 31, 2007, a decrease of 6.1% compared to $440,627,000 at December 31, 2006.  The Bank experienced its anticipated seasonal decline in deposits during the first quarter, which reduced both total assets and total deposits from the prior year end balances.

Non-interest income for the first quarter of 2007 increased $102,000, or 9.6% compared to the same period in 2006, mainly due to a $137,000 increase in income from service charges, offset by an $81,000 decrease in realized gains from sales of available-for-sale investment securities.  Non-interest expense for the quarter ended March 31, 2007 increased $308,000, or 7.0% compared to the same period in 2006, principally due to a $131,000 increase in salary expenses from an increase in the number of employees and ordinary increases in salaries and benefits.  Incremental expenses from the three new branches opened in 2006 and the new corporate headquarters also contributed to the increase in non-interest expenses.

Asset quality continues to be strong.  The Company had no non-accrual loans at March 31, 2007, compared to one non-accrual loan totaling $591,000 at March 31, 2006.  The Company had no Other Real Estate Owned at March 31, 2007 or 2006.  The Company is not involved in any sub-prime mortgage lending activities and the loan portfolio does not include any sub prime mortgage loans at March 31, 2007 or 2006.  During the first quarter of 2007, the Company recorded a $120,000 pre-tax addition to the allowance for credit losses, compared to $400,000 for the same period in 2006.

During the first quarter of 2007, the Company repurchased 39,400 shares of its common stock for $599,000 in open market trading and reached the $1,000,000 limit authorized under the stock repurchase program previously approved by the Company’s Board of Directors.

 “First quarter 2007 signified a solid start to the year, as the slight increase in consolidated net income was affected by the expected higher cost of deposits and the impact of the inverted yield curve.  The strong base of core deposits, particularly the growth in non-interest bearing deposits, helped to keep our net interest margin at a healthy rate for the quarter,” stated Daniel J. Doyle, President and Chief Executive Officer of Central Valley Community Bancorp and Central Valley Community Bank.  “Despite the banking industry’s challenge with the high cost of funds, the Company continues to have excellent liquidity to fund loan growth in the future and allow us to effectively serve our borrowers and our communities,” concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp.  Central Valley Community Bank currently operates twelve offices in Clovis, Fresno, Kerman, Madera, Oakhurst, Prather, Sacramento, and a loan production office in Modesto.  Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments.  Insurance services are offered through Central Valley Community Insurance Services LLC and investment services are provided by Investment Centers of America.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

###

Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

- more -

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share amounts)	March 31, 2007	December 31, 2006	March 31, 2006
ASSETS
Cash and due from banks	$17,225	$23,898	$18,560
Federal funds sold	6,675	24,218	31,315
Total cash and cash equivalents	23,900	48,116	49,875
Interest bearing deposits in other banks	238	323	918
Available-for-sale investment securities (Amortized cost of $94,891 at March 31, 2007, $104,117 at December 31, 2006 and $107,250 at March 31, 2006)	94,964	103,922	106,116
Loans, less allowance for credit losses of $3,681 at March 31, 2007, $3,809 at December 31, 2006 and $3,195 at March 31, 2006	323,594	318,853	290,423
Bank premises and equipment, net	5,573	4,655	3,078
Bank owned life insurance	6,201	6,146	6,782
Federal Home Loan Bank stock	1,918	1,891	1,679
Goodwill and intangible assets	9,952	10,005	10,166
Accrued interest receivable and other assets	5,871	6,148	5,114

Total assets	$472,211	$500,059	$474,151

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$135,536	$150,182	$131,534
Interest bearing	278,214	290,445	288,567
Total deposits	413,750	440,627	420,101

Short-term borrowings	938	3,250	3,250
Long-term debt	—	—	938
Accrued interest payable and other liabilities	6,572	6,404	6,848

Total liabilities	421,260	450,281	431,137
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value: 10,000,000 shares authorized, no shares issued or outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; outstanding 6,018,246 at March 31, 2007, 6,037,656 at December 31,2006 and 5,923,540 at March 31, 2006	13,566	14,007	13,287
Retained earnings	37,341	35,888	30,407
Accumulated other comprehensive gain(loss), net of tax	44	(117)	(680)
Total shareholders’ equity	50,951	49,778	43,014
Total liabilities and shareholders’ equity	$472,211	$500,059	$474,151

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
For the three months ended	2007	2006	2006	2006	2006
(In thousands except per share amounts)
Net interest income	$5,968	$6,259	$6,104	$6,045	$5,965
Provision for credit losses	120	200	100	100	400
Net interest income after provision for credit losses	5,848	6,059	6,004	5,945	5,565
Total non-interest income	1,159	1,679	1,295	1,146	1,057
Total non-interest expense	4,705	5,067	4,631	4,446	4,397
Provision for income taxes	850	528	999	976	795
Net income	$1,452	$2,143	$1,669	$1,669	$1,430

Basic earnings per share	$0.24	$0.36	$0.28	$0.28	$0.24
Diluted earnings per share	$0.23	$0.33	$0.26	$0.26	$0.22

CENTRAL VALLEY COMMUNITY BANCORP

SELECTED RATIOS

(Unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
For the three months ended	2007	2006	2006	2006	2006
(Dollars in thousands)

Allowance for credit losses to total loans	1.12%	1.18%	1.16%	1.12%	1.09%
Nonperforming loans to total loans	—	—	—	0.01%	0.20%
Total nonperforming assets	$—	$—	$—	$29	$591

Net interest margin (calculated on a fully tax equivalent basis)	5.66%	5.77%	5.82%	5.84%	5.74%

Return on average assets	1.23%	1.77%	1.43%	1.45%	1.22%
Return on average equity	11.55%	17.55%	14.28%	15.18%	13.40%